Exhibit 10.4
A REQUEST FOR CONFIDENTIAL TREATMENT HAS BEEN MADE WITH RESPECT TO PORTIONS OF THE FOLLOWING DOCUMENT THAT ARE MARKED ‘[*CONFIDENTIAL*]’

[Execution]

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT
THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT (this “Amendment No. 2”), is entered into as of July 16, 2013, by and among the lenders identified on the signature pages hereto (each individually, a “Lender” and collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, “Agent”), DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining” and, together with any other Person that may from time to time become a party to the Credit Agreement as a Borrower, individually each, a “Borrower and collectively, “Borrowers”), DELEK REFINING, INC., a Delaware corporation (“Parent”) and DELEK U.S. REFINING GP, LLC, a Texas limited liability company (“Delek GP” and, together with Parent, individually each, a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrower and Guarantors pursuant to which Lenders have made loans and advances and provided other financial accommodations to Borrower as set forth in the Credit Agreement, dated February 23, 2010, among Agent, Lenders, Borrowers and Parent, as amended by Amendment No. 1 to Credit Agreement, dated April 29, 2011, among Agent, Lenders, Borrowers and Parent (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other agreements, documents and instruments referred to therein or any time executed in connection therewith or related thereto, including this Amendment No. 2 (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”); and

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Credit Agreement and provide certain consents thereunder, and Agent and the Required Lenders party hereto are willing to make such amendments and provide such consents, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITIONS AND CONSTRUCTION.
1.1    Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following definitions:
(a)    “Amendment No. 2” means Amendment No. 2 to Credit Agreement and Consent, dated July 16, 2013, by and among Agent, the Required Lenders party thereto, Borrowers and Guarantors,

as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(b)    “Amendment No. 2 Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of Amendment No. 2 shall have been satisfied or waived in accordance with the terms of Amendment No. 2.
(c)    “Delek Logistics” means Delek Logistics Partners, LP, a Delaware limited partnership.
(d)    [*CONFIDENTIAL*]
(e)    “Reference Period” means any period of twelve (12) consecutive fiscal months.
(f)    “Special Asset Disposition Capital Expenditures” means in the aggregate, with respect to both the Tyler Tanks Disposition and the Tyler Terminal Disposition, $5,620.77 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to the Special Asset Disposition Date with respect to the Tyler Tanks Disposition and the Tyler Terminal Disposition.
(g)    “Special Asset Disposition Date” means the date on which any Special Asset Disposition is consummated.
(h)    “Special Asset Disposition Documents” means, collectively, the Tyler Tanks Disposition Documents , the Tyler Terminal Disposition Documents and the WTG-Tyler Disposition Documents; each sometimes referred to individually as a “Special Asset Disposition Documents”.
(i)    “Special Asset Disposition EBITDA” means, (a) for the Tyler Tanks Disposition, $9,983.36 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to its Special Asset Disposition Date, (b) for the Tyler Terminal Disposition, $16,102.60 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to its Special Asset Disposition Date and (c) for the WTG-Tyler Disposition, $0.0 with respect to any fiscal period.
(j)    “Special Asset Disposition Dividends” means dividends paid by Parent to its shareholders solely with proceeds of the Special Asset Dispositions.
(k)    “Special Asset Dispositions” means, collectively, the Tyler Tanks Disposition, the Tyler Terminal Disposition and the WTG-Tyler Disposition; each sometimes referred to individually as a “Special Asset Disposition”.
(l)    “Tyler Tanks Assets” means, generally, certain of Borrowers' storage tanks located at Borrower's refinery in Tyler, Texas, together with certain related assets, as more particularly described in the Tyler Tanks Disposition Documents.
(m)    “Tyler Tanks Disposition” means the sale of the Tyler Tanks Assets pursuant to and in accordance with the terms of the Tyler Tanks Disposition Documents.
(n)    “Tyler Tanks Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics' subsidiaries, as purchaser(s) of the Tyler Tanks Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent.
(o)    “Tyler Terminal Assets” means, generally, the refined products terminal located at Borrower's refinery in Tyler, Texas, consisting of a truck loading rack with multiple loading bays supplied by pipeline from storage tanks located at Borrowers' refinery located in Tyler, Texas, together with certain related assets, as ultimately and more particularly described in the Tyler Terminal Disposition Documents.
(p)    “Tyler Terminal Disposition” means the sale of the Tyler Terminal Assets pursuant to and in accordance with the terms of the Tyler Terminal Disposition Documents.
(q)    “Tyler Terminal Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics' subsidiaries, as purchaser(s) of the Tyler Terminal Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent.
(r)    “WTG-Tyler Assets” means that storage tank presently anticipated to be constructed in the general vicinity of Borrower's refinery located in Tyler, Texas, together with certain related assets, as ultimately and more particularly described in the WTG-Tyler Disposition Documents.
(s)    “WTG-Tyler Disposition” means the sale of the WTG-Tyler Assets pursuant to and in accordance with the terms of the WTG-Tyler Disposition Documents.
(t)    “WTG-Tyler Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics' subsidiaries, as purchaser(s) of the WTG-Tyler Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent.
1.2    Amendment to Definitions.
(a)    The definition of “Capital Expenditures” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Capital Expenditures’ means, with respect to any period, the additions to property, plant and equipment and other expenditures of Parent, Borrowers or any of their respective Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers or Parent for such period prepared in accordance with GAAP as capital expenditures; provided, however, that (a) expenditures for or in respect of a

Permitted Acquisition shall not constitute Capital Expenditures, and (b) Capital Expenditures shall not include Special Asset Disposition Capital Expenditures.”
(b)    The definition of “EBITDA” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘EBITDA’ means, with respect to any fiscal period, Parent’s consolidated net earnings (or loss), minus extraordinary gains (including gains resulting from the Special Asset Disposition), the positive amount, if any, of Special Asset Disposition EBITDA, other non-cash gains and interest income, plus non-cash extraordinary losses (including losses resulting from the Special Asset Disposition), other non-cash expenses or losses, Interest Expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP. For the purposes of calculating EBITDA for any Reference Period, if at any time during such Reference Period (and after the Closing Date), Parent or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first (1st) day of such Reference Period.”
(c)    The definition of “Fixed Charges” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Fixed Charges’ means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period (other than Interest Expense paid in cash with respect to Permitted Subordinated Indebtedness), (b) principal payments in respect of Indebtedness (other than Permitted Subordinated Indebtedness and Hedge Agreements) that are required to be paid during such period to the extent accompanied by a permanent reduction of commitments thereunder, other than any prepayments of obligations under the Existing Credit Facility in connection with the closing and funding of Obligations under the Agreement, (c) all Restricted Junior Payments paid in cash during such period (other than the Special Asset Disposition Dividends), and (d) the amount, if any, by which the obligations owing from Lion to Loan Parties in connection with intercompany loans permitted under clause (e) of the definition of “Permitted Intercompany Advances” and Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business exceeds the then aggregate amount of Loans available to be made and Letters of Credit available to be issued under the following components of the Borrowing Base (without giving effect to the Maximum Credit): (i) clauses (a) and (c) of the definition of Borrowing Base, (ii) the portion of clause (d) of the definition of Borrowing Base attributable to Purchased Lion Accounts and (iii) the portion of clause (h) of the definition of Borrowing Base attributable to Standby Letters of Credit issued to support the purchase of Petroleum Inventory of Lion.”

(d)    The definition of “Permitted Dispositions” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting clause (o) thereof in its entirety and replacing it with the following:
“(o) dispositions of (i) assets (other than Accounts, intellectual property, licenses, Equity Interests of Subsidiaries of Borrowers, or Material Contracts) not otherwise permitted in clauses (a) through (m) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $1,000,000 in any fiscal year of Parent and its Subsidiaries and (ii) the Special Asset Dispositions.”
(e)    The definition of “Permitted Liens” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting “and” at the end of clause (n) thereof, deleting the period at the end of clause (n) thereof and replacing the same with “,and” and adding the following clause (o):
“(o) any Liens in the form of easements, leases, rights of way, or similar access or use rights related to the transactions under the Special Asset Disposition Documents, to the extent expressly contemplated thereby.”
1.3    Amendment to Section 6.13 (Transactions with Affiliates). Subsection 6.13(d) is hereby deleted in its entirety and replacing it with the following:
“transactions permitted by Section 6.3, Section 6.7, Section 6.9, Section 6.10, any Permitted Intercompany Advance, any Special Asset Disposition, and any unsecured guarantees of the Term Loan Financing,”
1.4    Construction. Capitalized terms used in this Amendment No. 2 and not specifically defined herein shall have the meanings specified in the Credit Agreement.
2.    CONSENT TO PAYMENT OF SPECIAL ASSET DISPOSITION DIVIDENDS. Notwithstanding anything to the contrary set forth in the Credit Agreement or any of the other Loan Documents, Agent and the Lenders party hereto hereby consent to the payment by Parent to its shareholders of the Special Asset Disposition Dividends; provided, that, (a) the aggregate amount of all Special Asset Disposition Dividends shall not exceed the net cash proceeds of the Special Asset Dispositions, (b) on or before the date of the payment of any Special Asset Disposition Dividends, Agent shall have received financial due diligence in form and substance satisfactory to Agent, which shall include a true, correct and complete copy of a fairness opinion with respect to the Special Asset Dispositions, as provided to Borrowers or its Affiliates; (c) on or before the date of the payment of any Special Asset Disposition Dividends, Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Special Asset Disposition Documents, (d) on or before the date of the payment of any Special Asset Disposition Dividends, Agent shall have received, in form and substance satisfactory to Agent, the calculation of the Fixed Charge Coverage Ratio on a pro forma basis for the twelve (12) consecutive month period ended as of the most recently available financial statements delivered by Borrowers to the Agent, (e) as of the payment of any Special Asset Disposition Dividends and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing or result therefrom, (f) as of the payment of any Special Asset Disposition Dividends with respect to the Tyler Tanks Disposition of the Tyler Terminal Disposition, and after giving effect thereto, the conditions set forth in Section 6.9(d) of the Credit Agreement shall be satisfied, and (g) all Special Asset Disposition Dividends shall be paid on or before thirty(30) days following the applicable Special Asset Disposition Date.

3.    [*CONFIDENTIAL*]
4.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans by Lenders to Borrowers:
4.1    this Amendment No. 2 has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor and, if necessary, their respective stockholders or members and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor, enforceable in accordance with their respective terms;
4.2    all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;
4.3    all necessary actions and proceedings required by the Loan Documents in connection with this Amendment No. 2 and the transactions contemplated hereby have been duly and validly taken in accordance with the terms hereof, and all required consents hereto under any agreement, document or instrument to which each Borrower and Guarantor is a party, and all applicable consents or approvals of Governmental Authorities, have been obtained;
4.4    neither the execution and delivery of this Amendment No. 2, nor the consummation of the transactions contemplated hereby (including, without limitation, the execution and delivery by the parties thereto of the Special Asset Disposition Documents and the consummation of the transactions contemplated herby and thereby), nor compliance with the provisions hereof or thereof: (i) shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent; (ii) has violated or shall violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect; (iii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound; (iv) shall violate any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or By-Laws or Limited Liability Company Agreement, as applicable, of any Borrower or Guarantor; and
4.5    as of the date of this Amendment No. 2, and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.
5.    CONDITIONS PRECEDENT.
This Amendment No. 2 shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:
5.1    Agent shall have received this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders not later than July 31, 2013;

5.2    Other than with respect to the acknowledgment set forth in Section 3 hereof, Agent shall have received all financial information, projections, budgets, business plans, cash flows and such other information as Agent shall request from time to time, including (a) projected monthly balance sheets, income statements, statements of cash flows and availability of Borrowers (giving effect to the receipt of the proceeds of the Special Asset Dispositions and the payment of the Special Asset Disposition Dividends) for the period through first anniversary of date hereof, (b) projected annual balance sheets, income statements, statements of cash flows and availability of Borrowers (giving effect to the receipt of the proceeds of the Special Asset Dispositions and the payment of the Special Asset Disposition Dividends) through the end of the 2014 fiscal year, in each case as to the projections described in clauses (a) and (b), with the results and assumptions set forth in all of such projections in form and substance satisfactory to Agent, and (c) the calculation of the Fixed Charge Coverage Ratio for the twelve (12) consecutive month period ended as of May 31, 2013, on a pro forma basis;
5.3    Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment No. 2, which any Borrower or Guarantor is required to obtain from any other Person;
5.4    as of the date of this Amendment No. 2, after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing; and
5.5    [*CONFIDENTIAL*]
6.    RELEASE OF AGENT/LENDERS. By execution of this Amendment No. 2, each Borrower, each Guarantor and Holdings (herein, “Obligors”), for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents jointly and severally hereby acknowledges and confirms that they do not have any offsets, defenses, rights of recoupment or claims of any kind or nature against any Agent-Related Persons or any Lender-Related Persons, whether asserted or unasserted arising from or in any way relating to the Credit Agreement, as amended by this Amendment No. 2, or the Obligations. To the extent that Obligors may have such offsets, defenses, rights of recoupment or claims, each of Obligors, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents, as applicable, jointly and severally, release and forever discharge the Agent-Related Persons and the Lender-Related Persons and any of their predecessors in interest, subsidiaries, shareholders, successors and assigns, both present and former (collectively the “Released Persons”), of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which Obligors ever had, now have or which any of Obligors’ successors, assigns, parents, subsidiaries, affiliates, predecessors, employees or agents, as applicable, both present and former, ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated against any of the Released Persons arising from or in any way connected to the Loan Documents, as amended, if applicable, or the Obligations.
7.    GENERAL PROVISIONS.
7.1    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
7.2    Effect of this Amendment No. 2; Entire Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement and the other Loan Documents are intended or implied, and except as set forth in Section 2 hereof, no consents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereto. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of any conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. The Credit Agreement and this Amendment No. 2 shall be read and construed as one agreement.
7.3    Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
7.4    Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
7.5    Counterparts; Electronic Execution. This Amendment No. 2 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 2 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2. The foregoing shall apply to each other Loan Document mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered as of the date first above written.

BORROWER:

DELEK REFINING, LTD.,
a Texas limited partnership

By: DELEK U.S. REFINING GP, LLC, its General Partner

By:     /s/ Danny Norris

Title:    Vice President, Finance

By:     /s/ Andrew L. Schwarcz

Title:    Vice President

GUARANTORS:

DELEK REFINING, INC.,
a Delaware corporation

By:     /s/ Danny Norris

Title:    Vice President, Finance

By:     /s/ Andrew L. Schwarcz

Title:    Vice President

DELEK U.S. REFINING GP, LLC,
a Texas limited liability company

By:     /s/ Danny Norris

Title:    Vice President, Finance

By:     /s/ Andrew L. Schwarcz

Title:    Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ACKNOWLEDGED:

DELEK US HOLDINGS, INC.,
a Delaware corporation

By:     /s/ Danny Norris

Title:    Vice President, Finance

By:     /s/ Andrew L. Schwarcz

Title:    Vice President

LION OIL COMPANY,
an Arkansas corporation

By:     /s/ Danny Norris

Title:    Vice President, Finance

By:     /s/ Andrew L. Schwarcz

Title:    Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent, Co-Collateral Agent and as a Lender

By:     /s/ William M. Plough

Title:    Vice President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A.,
as Co-Collateral Agent, Co-Syndication Agent and a Lender

By:     /s/ Mark Porter

Title:    Senior Vice President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

REGIONS BANK,
as Documentation Agent and a Lender

By:     /s/ John Thomas

Title:    Vice President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SUNTRUST BANK,
as Co-Syndication Agent and a Lender

By:     /s/ Christopher M. Waterstreet

Title:    Vice President